Exhibit 2.2

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Landa Properties A LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is Landa App LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30 day of April, A.D. 2020.

By:	/s/ Yishai Cohen
Authorized Person(s)

Name:	Yishai Cohen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 04/30/2020
FILED 05:12 PM 04/30/2020
SR 20203326086 - File Number 7721713